UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2025

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 10, 2025, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), announced positive topline results from its Phase 2a RIVER trial of Haduvio for the treatment of patients with refractory chronic cough (“RCC”) (N=66). Haduvio met the primary endpoint with a statistically-significant reduction in the objective 24-hour cough frequency of 67% from baseline and 57% on a placebo-adjusted basis (p<0.0001).

The Phase 2a RIVER trial was a randomized, double-blind, placebo-controlled, two-treatment, two-period, crossover study designed to evaluate the efficacy, safety and tolerability of Haduvio for the treatment of patients with RCC. Each treatment period lasted 21 days, separated by a 21-day washout period. During the Haduvio treatment period, patients were titrated with assessments at 27 mg twice daily (“BID”), 54 mg BID and 108 mg BID, with objective cough and other assessments at each dose. The primary endpoint of the trial was the mean change in 24-hour cough frequency, as determined by an objective cough monitor, for the full analysis set (“FAS”) population at Day 21. The FAS population included all patients who received at least one dose of study drug and had objective cough count data on both Baseline and Day 21 in at least one treatment period (N=59).

Primary Endpoint

Change from Baseline in 24-hour Cough Frequency at Day 21
Haduvio 108 mg BID	-67%
Placebo BID	-10%
Difference from placebo	57% (p<0.0001)

Additional Endpoints

•
Haduvio demonstrated a statistically-significant reduction in 24-hour cough frequency of 66% in the severe cough (20+ coughs/hour) subgroup (p<0.0001) and 68% in the moderate cough (10-19 coughs/hour) subgroup (p<0.0001).
•
84% of Haduvio patients had at least a 30% reduction in 24-hour cough frequency vs. baseline, as compared to 29% of placebo patients, a difference of 55% (p<0.0001).
•
A statistically-significant reduction in 24-hour cough frequency, as measured by an objective cough monitor, was seen as early as Day 7 (27 mg BID) for patients on Haduvio (p<0.0001).
•
Patients on Haduvio experienced a statistically-significant improvement in patient reported outcomes compared to placebo as early as Day 7 (27 mg BID) in the Cough Severity Visual Analog Scale and the Patient-Reported Cough Frequency.

The safety results of the trial were generally consistent with the known safety profile of Haduvio from previous trials. The most common adverse events experienced included: constipation, nausea, somnolence, headache, dizziness, and fatigue and there were no treatment emergent serious adverse events.

Based on these results, the Company plans to discuss next steps with the U.S. Food and Drug Administration (“FDA”) and anticipates initiating the next study after the Company receives FDA input.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Trevi's business plans and objectives, including future plans or expectations for Haduvio and plans with respect to clinical trials and clinical data, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties regarding the success, cost and timing of Trevi’s product candidate development activities and ongoing and planned clinical trials; the risk that positive data from a clinical trial may not necessarily be predictive of the results of later clinical trials in the same or a different indication; uncertainties regarding Trevi’s ability to execute on its strategy; uncertainties with respect to regulatory authorities’ views as to the data from Trevi’s clinical trials and next steps in the development path for Haduvio in the United States and foreign countries, as well as other risks and uncertainties set forth in Trevi’s quarterly report on Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: March 10, 2025	By:	/s/ Lisa Delfini
Name: Lisa Delfini
Title: Chief Financial Officer